 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2022, LXP Industrial Trust, which we refer to as the Trust, held its 2022 Annual Meeting of Shareholders, which we refer to as the Annual Meeting. At the Annual Meeting, the Trust's holders of shares of beneficial interests, par value $0.0001 per share, classified as common stock, which we refer to as Common Shares, approved and adopted the LXP Industrial Trust 2022 Equity-Based Award Plan, which we refer to as the 2022 Plan. The 2022 Plan replaces the Amended and Restated Lexington Realty Trust 2011 Equity-Based Award Plan, which we refer to as the 2011 Plan.

The 2022 Plan provides for a total of 4,000,000 Common Shares available for issuance (plus any Common Shares subject to outstanding awards under the 2011 Plan). Other than the awards under the 2011 Plan, the amount and nature of the proposed awards under the 2022 Plan that have not yet been granted have not yet been determined, although the 2022 Plan permits grants of various types of awards.  For a summary of the 2022 Plan, please see the Trust’s Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on April 11, 2022.

The foregoing description of the 2022 Plan and the summary of the 2022 Plan are qualified in their entirety by reference to the 2022 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the holders of Common Shares approved an amendment to the Trust’s Declaration of Trust to increase the number of shares of beneficial interest, par value $0.0001 per share, from 1,000,000,000 shares to 1,400,000,000 shares of which 600,000,000 shares are classified as common shares, 700,000,000 shares are classified as excess stock, or excess shares, and 100,000,000 shares are classified as preferred shares, pursuant to Articles of Amendment to the Amended and Restated Declaration of Trust of the Trust, which we refer to as the Articles of Amendment and were filed with the State Department of Assessments and Taxation of Maryland, and became effective, on May 27, 2022. A copy of the Articles of Amendment is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As of March 18, 2022, the record date for holders of Common Shares entitled to vote at the Annual Meeting, there were 287,868,449 Common Shares outstanding. Of the Common Shares entitled to vote at the Annual Meeting, 263,416,492 Common Shares, or approximately 92% of the Common Shares entitled to vote, were present or represented by proxy at the Annual Meeting. There were five matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the voting results with respect to each matter:

Proposal No. 1. Election of eight trustees to serve until the Trust's 2023 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify. The eight trustees elected, and the number of votes cast with respect to each of them, were as follows:

Nominee for Trustee	For	Withhold	Broker Non-Votes
T. Wilson Eglin	202,702,530	50,100,752	10,613,210
Richard S. Frary	205,934,683	46,868,599	10,613,210
Lawrence L. Gray	210,179,610	42,623,671	10,613,210
Arun Gupta	211,224,986	41,578,296	10,613,210
Jamie Handwerker	211,084,749	41,718,533	10,613,210
Claire A. Koeneman	209,431,908	43,371,374	10,613,210
Nancy Elizabeth Noe	209,773,383	43,029,898	10,613,210
Howard Roth	209,679,117	43,124,165	10,613,210

Proposal No. 2. To vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers of the Trust, as disclosed in the related proxy statement. The number of votes cast with respect to Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
243,495,341	9,020,930	287,010	10,613,210

Proposal No. 3. To amend our Declaration of Trust to increase the number of authorized shares of beneficial interest. The number of votes cast with respect to Proposal No. 3 were as follows:

For	Against	Abstain
240,450,623	22,566,162	399,706

Proposal No. 4. To approve the LXP Industrial Trust 2022 Equity-Based Award Plan. The number of votes cast with respect to Proposal No. 4 were as follows:

For	Against	Abstain	Broker Non-Votes
242,366,922	10,205,304	231,055	10,613,210

Proposal No. 5. To ratify the appointment of Deloitte & Touche LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2022. The number of votes cast with respect to Proposal No. 5 were as follows:

For	Against	Abstain
262,291,070	987,206	138,214

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
3.1	Articles of Amendment
10.1	LXP Industrial Trust 2022 Equity-Based Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date: May 27, 2022	By:	/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary